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                                  EXHIBIT 99.2

                      WAIVER OF MANDATORY REDEMPTION EVENT

    This Waiver of Mandatory Redemption Event (the "Waiver") is made and entered into as of this 16th day of October, 1997, by and among Metal Management, Inc., a Delaware corporation (the "Company"), and each of the purchasers of the Company's Series A Convertible Preferred Stock listed as Purchasers on the signature page hereto.

                                R E C I T A L S
                                - - - - - - - -

        (A) The Company, Proprietary Convertible Investment Group, Inc., a Delaware corporation ("PCIG"), and Advantage Fund Limited, a corporation organized under the laws of the British Virgin Islands ("Advantage"), entered into that certain Securities Purchase Agreement, dated August 7, 1997 (the "Securities Purchase Agreement"), whereby the Company sold to PCIG and Advantage (collectively, the "Original Purchasers") an aggregate of 21,000 shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock").

        (B) Pursuant to various Subscription Agreements, the Company sold to T. Benjamin Jennings, Gerard M. Jacobs, Donald Moorehead, Peer Pedersen, J & B Associates and Robert Smith (collectively, the "Additional Purchasers") (the Original Purchasers and the Additional Purchasers are herein sometimes referred to collectively as the "Purchasers") an aggregate of 4,000 shares of Series A Preferred Stock (the Series A Preferred Stock purchased by the Purchasers is hereinafter referred to as the "Preferred Shares").

       (C) Section 4.1.10 of the Securities Purchase Agreement provides that the Company will cause a meeting of stockholders to be held on or before December 8, 1997 (the "Meeting Date") and will submit to the vote of its stockholders at such meeting a proposal to approve the transactions contemplated by the Securities Purchase Agreement and the Certificate of Designations, including without limitation the conversion of the Series A Preferred Stock into common stock of the Company in accordance with the Certificate of Designations (the "Stockholder Approval").

       (D) Section 6 (d) (vii) of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Metal Management, Inc. (the "Certificate of Designations") requires the Company to redeem (a "Mandatory Redemption") the Series A Preferred Stock of a Holder (as defined in the Certificate of Designations) in the event the Company fails to obtain Stockholder Approval by the Meeting Date.

       (E) The Purchasers desire to permanently waive any and all rights to a Mandatory Redemption which could arise by reason of the failure of the Company to obtain Stockholder Approval by the Meeting Date pursuant to Section 6 (d) (vii) of the Certificate of Designations or, as to the Original Purchasers, by reason of the failure of the Company to hold its annual meeting of stockholders by the Meeting Date pursuant to Section 4.1.10 of the Securities Purchase Agreement.



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    NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

    1. Recitals. The Recitals made above are an integral part of this Waiver and are hereby incorporated herein and made a part hereof as though fully set forth in this section.

    2. Waiver of Mandatory Redemption. Each of the Purchasers does hereby permanently and irrevocably waive any and all rights which each such Purchaser may have to a Mandatory Redemption by reason of the Company's failure to obtain Stockholder Approval by the Meeting Date pursuant to Section 6 (d) (vii) of the Certificate of Designations and the Original Purchasers do hereby permanently and irrevocably waive any and all rights which each such Original Purchaser may have to a Mandatory Redemption by reason of the Company's failure to hold its annual meeting of stockholders by the Meeting Date pursuant to Section 4.1.10 of the Securities Purchase Agreement. The Waiver of each Purchaser's rights to a Mandatory Redemption set forth in this Waiver shall represent a knowing waiver of rights which might accrue to the benefit of such Purchaser absent this Waiver and such Purchaser does hereby remise, release and forever discharge the Company from any and all obligations to such Purchaser to a Mandatory Redemption as set forth herein.

    3. Payment of Dividends. In the event that the Company fails to obtain Stockholder Approval prior to the Meeting Date, each of the Purchasers shall be entitled to receive cumulative dividends on such Purchaser's Series A Preferred Stock accruing on each share thereof at an annual rate, in lieu of the rate specified in the Certificate of Designations of thirteen percent (13%) times the Stated Value (as set forth in the Certificate of Designations) per share (such rate subject to ratable adjustment in the event of any stock split or combination and to equitable adjustment in the event of a reclassification or other similar event) from the Meeting Date through the date upon which Stockholder Approval is obtained, and thereafter all such dividends shall be strictly in accordance with the Certificate of Designations. The parties hereby agree to execute and deliver any and all documents and instruments reasonably necessary or desirable to evidence the Company's obligation to pay such increased dividends to the Purchasers pursuant to this paragraph 3.

    4. Governing Law. This Waiver shall be subject to and governed by the internal laws of the State of Delaware.

    5. Entire Agreement. This Waiver constitutes the entire agreement among the parties with respect to the subject matter hereof. Any change or modification of this Waiver shall not be valid unless the same shall be in writing and executed by all of the parties hereto.




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    IN WITNESS WHEREOF, the parties have caused this Waiver to be executed as of the date and year first above written.


Metal Management, Inc.,               Proprietary Convertible Investment
a Delaware corporation                Group, Inc.,
                                      a Delaware corporation


By:  /s/ T. Benjamin Jennings         By: /s/ Allan Weine
   -------------------------------    -----------------------------------
     Its: Chairman                        Its:  Vice-President

Advantage Fund Limited,
a corporation organized under the
laws of the British Virgin Islands


By: /s/ A.P. de Groot
   -------------------------------
   Its:  President



   /s/ T. Benjamin Jennings           /s/ Gerard M. Jacobs
   -------------------------------    -----------------------------------
   T. Benjamin Jennings               Gerard M. Jacobs


   /s/ Donald Moorehead               /s/ Peer Pedersen
   -------------------------------    -----------------------------------
   Donald Moorehead                   Peer Pedersen

                                      J & B Associates

   /s/ Robert Smith
   -------------------------------
   Robert Smith                       By: /s/ John Porter
                                      ------------------------------------
                                          Its: General Partner